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                                                                    EXHIBIT 23.2


                      INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Quality Food Centers, Inc. ("QFC") on Form S-4 of our report dated March 21, 1997 on the financial statements of QFC as of December 30, 1995 and December 28, 1996 and for each of the three years in the period ended December 28, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Seattle, Washington
May 15, 1997